OPTION AGREEMENT


     THIS OPTION AGREEMENT (this "Agreement") is granted effective the 31st day of October, 1997, by and between EUROGAS, INC., a Utah corporation ("EuroGas"), to BEAVER RIVER RESOURCES, LTD., a closely-held Canadian corporation organized under the laws of the Province of British Columbia, but having its principal office in Texas ("Beaver River"), based upon the following:

                                    Recitals

     A. Beaver River owns a one-third (33-1/3%) interest in a project known as the Beaver River Project which is held pursuant to a Petroleum Natural Gas Lease No. 15667 (the "Lease") issued by the appropriate authorities of British Columbia.

     B. EuroGas has the right to acquire a portion of the Lease indirectly from another party and wishes to obtain an option to acquire Beaver River's interest in the Lease pursuant to the terms and conditions set forth herein in exchange for an initial payment of $300,000.

     C. All owners of the Lease are considering entering into an agreement with Wascana Energy Incorporated, a subsidiary of Canadian Occidental Petroleum ("Wascana"), in substantially the form attached hereto as Exhibit "A" and incorporated herein by this reference. The project is to be undertaken by Wascana through three phases, hereinafter referred to as "Phase I," "Phase II," and "Phase III." For purposes of this Agreement, the definitions and timing with respect to Phase I, II, and III are the same as set forth in Exhibit "A" (sometimes hereinafter referred to as the "Wascana Agreement").

     D. The Wascana Agreement will, if completed, turn the Beaver River's interest in the Lease into a 15% working interest. The option granted hereunder will allow EuroGas to purchase the interest held in the Lease by Beaver River in whatever form or percentage (Beaver River's interest in the Lease shall hereinafter be referred to as the "Beaver River Interest") with the understanding that protections will be granted to EuroGas preventing impairment of the Beaver River Interest as set forth in paragraphs 5 and 6 of this Agreement.

     E. Beaver River wishes to grant such an option, subject to the approval of the shareholders of Beaver River. Beaver River is in the process of obtaining such approval.

                                   Agreement

     NOW, THEREFORE, based on the foregoing recitals and in consideration of the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Incorporation of Recitals. The above-stated recitals are incorporated herein by reference.

     2. Grant of Option. Effective upon the execution of the Wascana Agreement, Bear River hereby grants to EuroGas an option to acquire all or part of the Beaver River Interest in the amounts and at the times and for the consideration as set forth below in exchange for $300,000 (U.S.), which shall be paid within 15 days after the execution of the Wascana Agreement. If the Wascana Agreement does not become effective, this Agreement shall be null and void.

     3.   Exercise of Option.

          (a) On or before 30 days after Wascana notifies Beaver River (and Beaver River notifies EuroGas) that Wascana has completed Phase I and has elected either to proceed with Phase II or withdraw, EuroGas may exercise the option to purchase one quarter of the Beaver River Interest by delivering notice to Beaver River and within 15 days thereafter, 528,302 shares of restricted EuroGas common stock.

          (b) On or before 30 days after Wascana notifies Beaver River (and Beaver River notifies EuroGas) that Wascana has completed Phase II and has elected either to proceed with Phase III or withdraw, EuroGas may exercise the option to purchase one quarter of the Beaver River Interest by delivering notice to Beaver River and within 15 days thereafter, 528,302 shares of restricted EuroGas common stock.

          (c) On or before 30 days after Wascana notifies Beaver River (and Beaver River notifies EuroGas) that Wascana has completed Phase III and has elected either to proceed or withdraw from the project, EuroGas may exercise the option to purchase the remainder of the Beaver River Interest by delivering notice to Beaver River and within 15 days thereafter, 1,056,603 shares of restricted EuroGas common stock.

     4. Share Dilution Protection. The number of shares of EuroGas common stock to be issued upon the exercise of the option shall automatically be adjusted to take into account any stock split, stock dividend, consolidation, reorganization, or other like or similar event.

     5. Termination. This Agreement shall terminate as to any unexercised portion on either of the following two events:

          (a) EuroGas fails to exercise any portion of the option set forth in paragraph 3 if Wascana elects to proceed with the project; or

          (b) EuroGas does not exercise any unexercised portion of the option within 60 days after Wascana notifies Beaver River that it has elected to withdraw.

     6. Securities Restrictions Applicable to EuroGas Shares. The shares of EuroGas to be delivered to Beaver River upon the exercise of the option hereunder shall not be registered pursuant to the securities laws and shall bear the following legend (and such other applicable legends as may be required by national or governmental securities laws at the time of the delivery):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO OFFER OR SALE OF THESE SECURITIES MAY BE MADE IN THE UNITED STATES OR FOR THE BENEFIT OF A UNITED STATES PERSON WITHOUT FURTHER REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT."

     7.   Affirmative Covenants and Representations of Beaver River.

          (a) Beaver River is the owner of a one-third (33-1/3%) interest in the Lease and there is no lien or encumbrance upon the Lease, except for the royalty and governmental obligations (British Columbia) attaching thereto.

          (b) Beaver River has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          (c) Beaver River shall, as promptly as possible but in no event later than three days, deliver any notice or information received by Beaver River from Wascana.

          (d) Beaver River will use its best efforts to renew the term of the Lease if the Lease would expire prior to the expiration of this Agreement.

          (e) Beaver River shall file a notice of the granting of this Agreement with the appropriate governmental authority (British Columbia).

     8. Beaver River Negative Covenants. Without the written consent of EuroGas, Bear River will not undertake any of the following:

          (a) to sell, assign, exchange, pledge, or otherwise transfer any of its rights in this Agreement or the Beaver River Interests;

          (b) to create or suffer to exist any liens incurred against or other charge or encumbrance against the Lease;

          (c) to make or consent to the amendment or any other modification or waiver with respect to the Lease or enter into an agreement or admit to exist any restriction with respect to the Lease;

          (d) to consent to any amendment or other modification of the agreement with Wascana.

     9. Affirmative Covenants. EuroGas shall have the following affirmative Covenants with respect to this Agreement:

          (a) To accept the assignment of an interest in the Lease from Beaver River, subject to the Lease operating agreement and the liability for the financial requirements, if any, applicable to the interest assigned, including, but not limited to, rentals, operating costs, legal expenses, plugging and abandoning costs and expenses from and hereafter the effective date of the transfer of the interest; and

          (b) At all relevant time, EuroGas shall use its best efforts to make sure that as the issuer of shares it is in compliance with the provisions allowing for resales under Rule 144 promulgated under the rules and regulations of the Securities Act.

     10. Notification of Receipt of Payment. In the event that any payments are made to Beaver River by Wascana (or any other participant in the Lease), Beaver River shall notify EuroGas of receipt of such payments, place the payment into trust, and deliver such payment to EuroGas (or a part thereof as may be applicable), if the option or a part thereof is exercised by EuroGas within 30 days after receipt of notice.

     11. Notice. Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally, sent by facsimile transmission, or sent by registered mail, return receipt requested, to the addresses hereinabove set forth or to any other address designated by either of the parties hereto by notice similarly given. Such notice shall be deemed to have been given upon such personal delivery, facsimile transmission, or mailing, as the case may be, to the addresses set forth below:

            If to EuroGas, to:            EuroGas, Inc.
                                          942 East 7145 South, #101A
                                          Midvale, Utah 84047
                                          Facsimile:  (801) 255-2005
                                          Confirmation:  (801) 255-0862

            With a copy to:               Howard S. Landa, Esq.
                                          Kruse, Landa & Maycock, L.L.C.
                                          Eighth Floor, Bank One Tower
                                          50 West Broadway
                                          Salt Lake City, Utah 84101
                                          Facsimile:  (801) 531-7091
                                          Confirmation:  (801) 531-7090

            If to Beaver River, to:       Fred L. Oliver
                                          Beaver River Resources, Ltd.
                                          4625 Greenville Avenue, Suite 205
                                          Dallas, Texas 75206
                                          Facsimile:  (214) 987-3776
                                          Confirmation:  (214) 739-2895

            With a copy to:               Lionel E. Gilly, Esq.
                                          5646 Milton Street, Suite 309
                                          Dallas, Texas 75206-3986
                                          Facsimile:  (214) 691-1573
                                          Confirmation:  (214) 691-1541

     12. Validity of Provisions and Severability. If any provision of this Agreement is, or becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable jurisdiction, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken. However, the validity, legality, and enforceability of any such provisions shall not in any way be effected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

     13. Attorneys' Fees. In the event that any action, suit, arbitration, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of such party's costs, including reasonable attorneys' fees, incurred in each and every such action, suit, arbitration, or other proceeding, including any and all appeals or petitions therefrom.

     14. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations, and discussions, whether oral or written. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     15. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia Canada, except the laws applying to the resale of the securities to be delivered hereunder which shall be governed by the jurisdiction of resale.

     16. Section Headings. Section headings in this Agreement are for convenience and reference only and should not be deemed to alter or affect the interpretation of any provisions thereof.

     17. Other Documentation. The parties agree to execute such documentation as may be reasonable and necessary to effectuate the terms and intent of this Agreement.

     18. Facsimile Counterparts. This Agreement may be executed in facsimile counterparts, which shall then be considered to be originals and binding upon the parties.

     EFFECTIVE as of the date first above written.

                                    EuroGas:

                                          EUROGAS, INC.


                                          By   /s/ Hank Blankenstein
                                            Hank Blankenstein, Vice-President


                                    Beaver River:

                                          BEAVER RIVER RESOURCES, LTD.


                                          By   /s/ Fred L. Oliver
                                            Duly Authorized Officer